Exhibit 10.6
                              FIRST LEASE AMENDMENT
                              ---------------------

     THIS AMENDMENT is made and entered into as of the 27th day of June, 2001, by and between 200 SOUTH WACKER DRIVE, L.L.C., an Illinois limited liability company ("Landlord")and TENFOLD CORPORATION, an Illinois corporation ("Tenant").

                               W I T N E S S E T H
                               - - - - - - - - - -

     A. By instrument dated as of June 14, 2000 (the "Lease"), Landlord demised and leased to Tenant the entire fifteenth (15/th/) floor ("Area A"), as well as the entire fourteenth (14/th/) and sixteenth (16/th/) floors ("Area B") (Area A and Area B are hereinafter collectively referred to as the "Premises"), in the building known as 200 South Wacker Drive (the "Building") in Chicago, Illinois for an original term commencing on October 1, 2000 with respect to Area A and on October 1, 2001 with respect to Area B, and expiring on September 30, 2007 (the "Term").

     B. Tenant desires to surrender to Landlord on the terms and conditions hereinafter set forth, and Landlord is willing to accept, Area B, with the result that from and after the date hereof Area A shall be the only portion of the Premises demised by the Lease.

     C.  Landlord and Tenant desire to amend the Lease as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant covenant and agree as follows:

     1. Effective as of the date hereof, the Lease shall be and is hereby amended by deleting from the Premises demised thereby, all of Area B comprising the entire fourteenth (14/th/) and the entire sixteenth (16/th/) floors in their entirety and containing approximately 43,777 rentable square feet of space, with the result that from and after the date hereof the Premises shall continue to be and shall remain as the entire fifteenth (15/th/) floor of the Premises containing approximately 21,897 square feet of Rentable Area.

     2. Effective as of the date hereof, Exhibit B to the Lease shall be and is hereby amended by deleting it in its entirety and by substituting in lieu thereof Revised Exhibit B-1 attached hereto and made a part hereof. Exhibit B to the Lease is automatically, irrevocably and without further action of the parties hereto completely terminated and of no further force and effect.

     3. In consideration for Landlord's agreement to accept the surrender of the fourteenth (14/th/) and sixteenth (16/th/) floor portions of the Premises pursuant to the terms of this Agreement, Tenant has contemporaneously herewith paid to Landlord at the time of execution and delivery of this Agreement the sum of One Hundred Thousand and No/100 Dollars ($100,000.00), and Tenant further agrees to pay Landlord as Additional Rent due pursuant to the terms of the Lease the further sum of Three Hundred Sixty Thousand and No/100 Dollars ($360,000.00) payable in four installments of Ninety Thousand and No/100 Dollars ($90,000.00) each on August 1, 2001, September 1, 2001, October 1, 2001 and November 1, 2001 inclusive. Landlord acknowledges that except for the payments provided in this
Section 3, as of the effective date of this Amendment Tenant has paid Landlord in full all amounts owed Landlord for the fourteenth (14/th/) and sixteenth (16/th/) floor portions of the Premises pursuant to the terms of the Lease. Except as provided in this Section 3, Tenant shall not be obligated to make any payment after the effective date of this Amendment with respect to the fourteenth (14/th/) and sixteenth (16/th/) floor portions of the Premises for Base Rent, Additional Rent or any other expenses or costs which would otherwise be payable to Landlord pursuant to the Lease.

     4. Effective as of the date hereof, Paragraph 3A(ii) of the Lease shall be and is hereby amended by deleting the second sentence thereof in its entirety and by substituting in lieu thereof the following:

     "Tenant's Proportionate Share is agreed to be 2.894%."

     5. Effective as of the date hereof, all references in the Lease to "Area B" and to the "Area B Commencement Date" and to the 14/th/ and 16/th/ floors of the Building [including without limitation such references in Article 20(ii)] shall be and hereby are amended by deleting such references in their entirety.

     6. Effective as of the date hereof, Article 25A of the Lease shall be and is hereby amended by deleting the second through fifth full sentences thereof in their entirety, Landlord and Tenant hereby agreeing that the Original Letter of Credit shall be the Letter of Credit thereafter referenced in Article 25 which shall be held by Landlord throughout the Term of the Lease pursuant to the provisions of Article 25 thereof.

     7. Effective as of the date hereof, Article 25E of the Lease shall be and is hereby amended by deleting it in its entirety and by substituting in lieu thereof the following:

     "Provided Tenant has not theretofore drawn on the Letter of Credit and provided that Tenant is not then in default in payment of Rent or other sums due and owing to Landlord under this Lease or in default under any other material terms, covenants or conditions of this Lease, Landlord shall return to Tenant the Letter of Credit on or before November 1, 2007."

     8. Effective as of the date hereof, Article 30A shall be and is hereby amended by deleting it in its entirety, Landlord and Tenant hereby agreeing that Landlord has discharged all of its obligations with respect to Area A pursuant to the terms thereof.

     9. Effective as of the date hereof, the Lease shall be and hereby is further amended by deleting Article 31 and Article 32 thereof in their entirety.

     10. Landlord and Tenant each represents that it has dealt with (and only with) The John Buck Company and Insignia/ESG as brokers in connection with this First Lease Amendment, and that insofar as each party knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Landlord and Tenant each agrees to indemnify, defend and hold the other, its beneficiaries or its partners, and any of its or their employees, agents, legal representatives, officers, partners, successors or assigns harmless from and against any claims made by any broker or finder other than the brokers named above for a commission or fee in connection with this First Lease Amendment.

     11. Except as expressly amended hereby, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed.

     12. Landlord and Tenant each agree to take such further actions and execute and deliver such further instruments and documents as the other party may reasonably request or that are reasonably necessary to carry out the purposes of this Amendment.

     13. This Amendment may be executed in one or more counterparts, each of which shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. Receipt of an executed copy of this Amendment by facsimile shall constitute conclusive evidence of execution and delivery of the Amendment by the signatory thereto.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the day and year first above written.


                            LANDLORD:

                            200 SOUTH WACKER DRIVE, L.L.C.

                            By:   The Equitable Life Assurance Society
                                  of the United States, a New York
                                  corporation, solely on behalf and for the
                                  benefit of its Separate Account 8, known
                                  as the "Prime Property Fund"



                                  By:___________________________________________
                                  Name:      Jeffrey Perpich
                                  Its:       Investment Officer



                            TENANT:

                            TENFOLD CORPORATION, a Delaware
                            corporation

                            By:_________________________________________________
                            Name:_______________________________________________
                            Title:______________________________________________

                               REVISED EXHIBIT B-1
                               -------------------

                                    BASE RENT
                                    ---------

Rentable Area                                              21,897 square feet

Initial Annual Base Rent per square foot                   $18.50

Annual Increase                                            $.50 per rentable
                                                           square foot beginning
                                                           October 1, 2001

------------------------------------------------------------------------------------------------------------
Period                         Rate Per Sq. Ft.            Annual Rent                 Monthly Installment
------------------------------------------------------------------------------------------------------------
October 1, 2000 -              $18.50                      $405,094.50                 $33,757.88
September 30, 2001
------------------------------------------------------------------------------------------------------------
October 1, 2001 -              $19.00                      $416,043.00                 $34,670.25
September 30, 2002
------------------------------------------------------------------------------------------------------------
October 1, 2002 -              $19.50                      $426,991.50                 $35,582.63
September 30, 2003
------------------------------------------------------------------------------------------------------------
October 1, 2003 -              $20.00                      $437,940.00                 $36,495.00
September 30, 2004
------------------------------------------------------------------------------------------------------------
October 1, 2004 -              $20.50                      $448,888.50                 $37,407.38
September 30, 2005
------------------------------------------------------------------------------------------------------------
October 1, 2005 -              $21.00                      $459,837.00                 $38,319.75
September 30, 2006
------------------------------------------------------------------------------------------------------------
October 1, 2006 -              $21.50                      $470,785.50                 $39,232.13
September 30, 2007
------------------------------------------------------------------------------------------------------------